As filed with the Securities and Exchange Commission on April 11, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESORO LOGISTICS LP

TESORO LOGISTICS FINANCE CORP.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	4610	27-4151603 35-2453789
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19100 Ridgewood Pkwy

San Antonio, Texas 78259-1828

(210) 626-6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Charles S. Parrish

Vice President, General Counsel and Secretary

19100 Ridgewood Pkwy

San Antonio, Texas 78259-1828

(210) 626-4280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kenneth B. Wallach, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Tel: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company).	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issues Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
5.875% Senior Notes due 2020	$250,000,000	100%	$250,000,000	$32,200
Guarantees of 5.875% Senior Notes due 2020 (1)	N/A	N/A	N/A	N/A

(1)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Tesoro High Plains Pipeline Company LLC	Delaware	27-4152862	19100 Ridgewood Pkwy San Antonio, Texas 78259-1828

Tesoro Logistics Northwest Pipeline LLC	Delaware	80-0873558	19100 Ridgewood Pkwy San Antonio, Texas 78259-1828

Tesoro Logistics Operations LLC	Delaware	27-4151836	19100 Ridgewood Pkwy San Antonio, Texas 78259-1828

Tesoro Logistics Pipelines LLC	Delaware	61-1698909	19100 Ridgewood Pkwy San Antonio, Texas 78259-1828

Tesoro SoCal Pipeline Company LLC	Delaware	35-2461308	19100 Ridgewood Pkwy San Antonio, Texas 78259-1828

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2014

PRELIMINARY PROSPECTUS

TESORO LOGISTICS LP

TESORO LOGISTICS FINANCE CORP.

Offer to Exchange (the “exchange offer”)

$250,000,000 principal amount of their 5.875% Senior Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of their unregistered outstanding 5.875% Senior Notes due 2020 that were issued on December 17, 2013 (the “ outstanding notes”). Prior to the sale and issuance of the outstanding notes, there were $350.0 million aggregate principal amount of 5.875% Senior Notes due 2020 already outstanding under the indenture (the “existing registered notes” and, together with the outstanding notes and the exchange notes, the “notes”). The exchange notes will be treated as a single class with the existing registered notes.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of the exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	Each exchange offer expires at 12:00 a.m. midnight, New York City time, on , 2014, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. See “Plan of Distribution.”

The date of this prospectus is             , 2014.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. The information contained in this prospectus is current only as of its date. We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. This information is available without charge at the website that the SEC maintains at http://www.sec.gov, as well as from other sources. See “Incorporation by Reference”. In addition, you may request copies of the documents incorporated by reference in this prospectus from us, at no cost, by writing or calling us at the following address or phone number: Tesoro Logistics LP, Attention: Investor Relations, 19100 Ridgewood Parkway, San Antonio, Texas 78259-1828, or by calling (210) 626-6000. In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the exchange offer.

i

CERTAIN DEFINITIONS

As used in this prospectus, unless otherwise noted or the context otherwise requires,

•	“we,” “our,” “us,” “Tesoro Logistics,” “TLLP,” and “the Partnership” refer to Tesoro Logistics LP and its subsidiaries as a combined entity and, when used in a historical context, refer to Tesoro Logistics LP Predecessor, our predecessor for accounting purposes;

•	“Finance Corp.” refers to Tesoro Logistics Finance Corp., a wholly owned subsidiary of TLLP that has no material assets and was formed for the purpose of being a co-issuer of the notes and a guarantor of certain of our other indebtedness;

•	“the Issuers” refers to Tesoro Logistics and Finance Corp. as co-issuers of the notes but not to any of their subsidiaries;

•	“general partner” and “TLGP” refer to Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP;

•	“Operating Company” means Tesoro Logistics Operations, LLC, a wholly-owned subsidiary of Tesoro Logistics, LP

•	“TLLP Predecessor” or “our predecessor” refers to Tesoro Logistics LP Predecessor, the predecessor of Tesoro Logistics LP for accounting purposes;

•	“Predecessors” refers collectively to the historical results of TLLP Predecessor, each of the Los Angeles Terminal Assets and the Los Angeles Logistics Assets and each of the Martinez Terminal, the Long Beach Assets and the Anacortes Rail Facility prior to our acquisition of each as described under “Items 1. and 2. Business and Properties—Overview—2012 Acquisitions” and “Items 1. and 2. Business and Properties—Overview—2013 Acquisitions,” respectively, in our 2013 Annual Report (as defined under “Incorporation by Reference”);

•	“Tesoro” refers to Tesoro Corporation and any of its subsidiaries, other than Tesoro Logistics LP, its subsidiaries and its general partner (Tesoro Corporation is a holding company and conducts all operations through its subsidiaries);

•	“TRMC” refers to Tesoro Refining & Marketing Company LLC, a subsidiary of Tesoro Corporation;

•	“Los Angeles Logistics Assets” refers to two marine terminals, a marine storage terminal, a products terminal, a petroleum coke handling and storage facility, over 100 miles of active crude oil and refined products pipelines and certain assets and properties related thereto acquired in the Los Angeles Logistics Assets Acquisition;

•	“Los Angeles Logistics Assets Acquisition” refers to our acquisition on December 6, 2013 from TRMC of the Los Angeles Logistics Assets pursuant to that contribution, conveyance and assumption agreement, dated as of November 18, 2013 between us, Tesoro, TRMC, Carson Cogeneration Company, TLGP and the Operating Company;

•	“Los Angeles Terminal Assets” refers to the six marketing and storage terminals located in Southern California and certain assets and properties related thereto acquired in the Los Angeles Terminal Assets Acquisition;

•	“Los Angeles Terminal Assets Acquisition” refers to our acquisition on June 1, 2013 through TLGP of six marketing and storage terminals located in Southern California and certain assets and properties related thereto;

•	“Northwest Products System” refers to a regulated common carrier pipeline running from Salt Lake City, Utah to Spokane, Washington, a jet fuel pipeline to the Salt Lake City Airport and three refined products terminals in Boise and Pocatello, Idaho and Pasco, Washington;

•	“Northwest Products System Acquisition” refers to our acquisition on June 19, 2013 of the Northwest Products System from Chevron Pipe Line Company and the Northwest Terminalling Company; and

•	“January 2013 Equity Offering” refers to the registered public offering on January 14, 2013 by TLLP of 9,775,000 common units, including 1,275,000 common units issued pursuant to the exercise of the underwriters’ over-allotment option on January 9, 2013, at a public offering price of $41.70 per unit.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used in and incorporated by reference into this prospectus are based on independent industry publications, government publications or other published independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

NOTICE REGARDING PRESENTATION OF FINANCIAL INFORMATION

The financial information presented in or incorporated by reference into this prospectus contains (i) the combined financial results of TLLP Predecessor, our predecessor for accounting purposes, as of and for the years ended December 31, 2009 and 2010 and for the period from January 1, 2011 through April 25, 2011 and (ii) the consolidated financial results of TLLP for the period from April 26, 2011 (the date TLLP commenced operations) through December 31, 2011, as of December 31, 2011 and as of and for the years ended December 31, 2012 and 2013. The TLLP Predecessor information includes the financial results of the initial net assets contributed by Tesoro during the initial public offering through April 25, 2011.

In 2012 and 2013, we entered into the following transactions with Tesoro and TLGP pursuant to which we acquired from Tesoro the following assets:

•	effective April 1, 2012, we entered into a transaction (the “Martinez Acquisition”) to purchase the Martinez crude oil marine terminal assets (collectively, the “Martinez Terminal”) for total consideration of $75.0 million;

•	effective September 14, 2012, we entered into a transaction (the “Long Beach Acquisition”) to purchase the Long Beach marine terminal assets and related short-haul pipelines, including the Los Angeles short-haul pipelines (collectively, the “Long Beach Assets”), for total consideration of $210.0 million;

•	effective November 15, 2012, we entered into a transaction (the “Anacortes Acquisition”) to purchase the Anacortes rail car unloading facility assets (collectively, the “Anacortes Rail Facility”) for total consideration of $180.0 million;

•	effective June 1, 2013, we completed the Los Angeles Terminal Assets Acquisition for total consideration of $640.0 million; and

•	effective December 6, 2013, we completed the Los Angeles Logistics Assets Acquisition for total consideration of $650.0 million.

These transactions (collectively referred to as “Acquisitions from Tesoro”) were transfers between entities under common control. Accordingly, the information contained or incorporated by reference herein of the TLLP Predecessor and TLLP has been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from Tesoro prior to the effective date of each acquisition. There was no financial statement impact related to the Anacortes Rail Facility prior to 2012 as the costs of construction were recorded in 2012. Also there was no financial statement impact related to the Los Angeles Terminal Assets since they were not operated by Tesoro prior to their acquisition by TLLP. Our financial information includes the historical results of our Predecessors prior to the effective date of each acquisition and the results of TLLP beginning April 26, 2011, the date TLLP commenced operations. Our financial results may not be comparable as our Predecessors recorded revenues, general and administrative expenses and financed operations differently than TLLP. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report, incorporated herein by reference, for further information.

The unaudited pro forma condensed combined consolidated financial information of TLLP incorporated by reference in this prospectus reflects adjustments to the historical statement of combined consolidated operations of TLLP for the year ended December 31, 2013 to give effect to (i) the Northwest Products System Acquisition and (ii) the January 2013 Equity Offering.

The unaudited pro forma condensed statement of combined consolidated operations incorporated by reference in this prospectus has not been adjusted for the Los Angeles Terminal Assets Acquisition or the Los Angeles Logistics Assets Acquisition as they constitute acquisitions of assets pursuant to Rule 11-01(d) of Regulation S-X and separate pre-acquisition financial statements for the Los Angeles Terminal Assets and the Los Angeles Logistics Assets were not required and have not been prepared. Therefore, we do not have the necessary historical information to adjust the statement of operations data to include historical information of either the Los Angeles Terminal Assets or the Los Angeles Logistics Assets. Accordingly, we have also not adjusted the statement of operations data to give effect to transactions that were directly related to the Los Angeles Terminal Assets Acquisition or the Los Angeles Logistics Assets Acquisition.

v

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements and information in and incorporated by reference into this prospectus may constitute “forward-looking statements”. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.

Although we believe the assumptions upon which these forward-looking statements are made are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to:

•	the suspension, reduction or termination of Tesoro’s obligation under our commercial agreements and our operational services agreement;

•	changes in global economic conditions and the effects of the global economic downturn on Tesoro’s business and the business of its suppliers, customers, business partners and credit lenders;

•	changes in the expected spending related to the responsibility the Partnership assumed for performing testing and associated pipeline repairs pursuant to the Corrective Action Order in the Northwest Products System Acquisition;

•	a material decrease in Tesoro’s profitability;

•	a material decrease in the crude oil produced in the Bakken Shale/Williston Basin area of North Dakota and Montana (the “Bakken Region”);

•	disruptions due to equipment interruption or failure at our facilities, Tesoro’s facilities or third-party facilities on which Tesoro’s business is dependent;

•	changes in the expected benefits of our transactions relating to our Acquisitions from Tesoro and third parties, including the Los Angeles Terminal Assets Acquisition, Northwest Products System Acquisition and the Los Angeles Logistics Assets Acquisition;

•	the risk of contract cancellation, non-renewal or failure to perform by Tesoro’s customers and Tesoro’s inability to replace such contracts and/or customers;

•	Tesoro’s ability to remain in compliance with the terms of its outstanding indebtedness;

•	the timing and extent of changes in commodity prices and demand for Tesoro’s refined products;

•	actions of customers and competitors;

•	changes in our cash flow from operations;

•	state and federal environmental, economic, health and safety, energy and other policies and regulations, including those related to climate change and any changes therein and any legal or regulatory investigations, delays or other factors beyond our control;

•	operational hazards inherent in refining operations and in transporting and storing crude oil and refined products;

•	earthquakes or other natural disasters affecting operations;

•	changes in capital requirements or in execution of planned capital projects;

•	the availability and costs of crude oil, other refinery feedstocks and refined products;

•	changes in the cost or availability of third-party vessels, pipelines and other means of delivering and transporting crude oil, feedstocks and refined products;

•	direct or indirect effects on our business resulting from actual or threatened terrorist incidents or acts of war;

•	weather conditions affecting our or Tesoro’s operations or the areas in which Tesoro markets its refined products;

•	seasonal variations in demand for refined products;

•	adverse rulings, judgments or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any accruals, which affect us or Tesoro;

•	risks related to labor relations and workplace safety;

•	changes in insurance markets impacting costs and the level and types of coverage available;

•	the coverage and ability to recover claims under our insurance policies; and

•	political developments.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in or incorporated by reference into this prospectus under the heading “Risk Factors.” Except as required by law, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the exchange offer expires or is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date we filed that document.

We incorporate by reference the documents listed below:

•	TLLP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”);

•	our Current Reports on Form 8-K dated June 17, 2013, January 7, 2014, February 7, 2014, April 9, 2014 and April 11, 2014; and

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and before the termination of the exchange offer to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

Tesoro Logistics LP

Attention: Investor Relations

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

(210) 626-6000

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in and incorporated by reference into this prospectus. You should carefully read the entire prospectus and those documents incorporated by reference into this prospectus, including “Risk Factors” and the combined consolidated financial statements and related notes incorporated by reference into this prospectus, before making an investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in and incorporated by reference into this prospectus. You should consider, among other things, the matters set forth in “Risk Factors” before deciding to participate in the exchange offer.

The Company

We are a fee-based, growth-oriented Delaware limited partnership formed by Tesoro to own, operate, develop and acquire logistics assets. Our logistics assets are integral to the success of Tesoro’s refining and marketing operations and are used to gather crude oil and to distribute, transport and store crude oil and refined products. Our assets are categorized into a Crude Oil Gathering segment and a Terminalling and Transportation segment. Our common units trade on the New York Stock Exchange (the “NYSE”) under the symbol “TLLP.”

We generate revenue by charging fees for gathering crude oil and for transporting and storing crude oil and for terminalling, transporting and storing crude oil and refined products. Since we do not own any of the crude oil or refined products that we handle nor engage in the trading of crude oil or refined products, we have minimal direct exposure to risks associated with commodity price fluctuations. However, these risks indirectly influence our activities and results of operations over the long term through their effects on our customers’ operations. In 2013, 87% of our revenue was derived from Tesoro primarily under various long-term, fee-based commercial agreements that generally include minimum volume commitments.

For the year ended December 31, 2013 giving pro forma effect to the Northwest Products System Acquisition, we would have had revenue of approximately $327.2 million.

Our Assets and Operations

Our operations are divided into two segments: our Crude Oil Gathering segment and our Terminalling and Transportation segment. For the year ended December 31, 2013, giving pro forma effect to the Northwest Products System Acquisition, we would have had revenue of $89.8 million from our Crude Oil Gathering segment and $237.4 million from our Terminalling and Transportation segment.

Crude Oil Gathering. Our crude oil gathering segment consists of a crude oil gathering system (the “High Plains System”) in the Bakken Region. Our High Plains System gathers and transports crude oil from various production locations in this area for transportation to Tesoro’s North Dakota refinery and other destinations in the Bakken Region, including export rail terminals and pipelines.

Terminalling and Transportation. Our Terminalling and Transportation segment consists of:

•	a regulated common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington and a jet fuel pipeline to the Salt Lake City International Airport;

•	20 crude oil and refined products terminals and storage facilities in the western and midwestern U.S.;

•	four marine terminals in California;

•	a rail-car unloading facility in Washington;

•	a petroleum coke handling and storage facility in Los Angeles; and

•	other pipelines which transport products and crude oil from Tesoro’s refineries to nearby facilities in Salt Lake City and Los Angeles.

Our Commercial Agreements with Tesoro

We have various long-term, fee-based commercial agreements with Tesoro under which we provide pipeline transportation, trucking, terminal distribution, storage and petroleum-coke handling services to Tesoro, and Tesoro commits to provide us with minimum monthly throughput volumes of crude oil and refined products. For a description of each agreement, see “Items 1. and 2. Business and Properties—Overview—Commercial Agreements with Tesoro” and “Items 1. and 2. Business and Properties—Overview—Other Agreements with Tesoro” in our 2013 Annual Report, each incorporated herein by reference.

Business Strategies

Our primary business objectives are to maintain stable cash flows and to increase our quarterly cash distribution per unit over time. We intend to accomplish these objectives by executing the following strategies:

•	focus on opportunities to provide committed fee-based logistics services to Tesoro and third parties;

•	evaluate investment opportunities that may arise from the growth of Tesoro’s refining and marketing business or from increased third-party activity to make capital investments to expand our existing asset base;

•	pursue accretive acquisitions of complementary assets from Tesoro as well as third parties; and

•	seek to enhance the profitability of our existing assets by pursuing opportunities to add Tesoro and third-party volumes, improve operating efficiencies and increase utilization.

Competitive Strengths

We believe we are well positioned to achieve our primary business objectives and execute our business strategies based on the following competitive strengths:

•	long-term, fee-based contracts;

•	relationship with Tesoro.

•	assets positioned in areas of high demand.

Organizational Structure

The following diagram summarizes our organizational structure, equity ownership and principal indebtedness as of December 31, 2013. This diagram is provided for illustrative purposes only and does not show all legal entities or obligations of such entities:

(a)	100% ownership interest in Tesoro Logistics GP, LLC includes an indirect ownership interest through a wholly owned subsidiary.
(b)	Co-issuer of the notes and $550.0 million aggregate principal amount of 6.125% senior notes due 2021 (the “2021 Notes”) and borrower under our revolving credit facility.
(c)	As of December 31, 2013, we had no borrowings and $0.3 million in letters of credit outstanding under our revolving credit facility, resulting in total unused credit availability of $574.7 million.
(d)	Finance Corp., the co-issuer of the notes and the 2021 Notes, is a direct wholly owned subsidiary of TLLP and carries on no independent business other than acting as a co-issuer of the notes and the 2021 Notes and is a guarantor of our revolving credit facility.
(e)	Our operating subsidiaries currently consist of Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC and Tesoro SoCal Pipeline Company LLC, each of which is a guarantor of the notes and a guarantor under our revolving credit facility.

Management of Tesoro Logistics LP

We are managed and operated by the board of directors and executive officers of Tesoro Logistics GP, LLC, our general partner. Tesoro is the sole owner of our general partner and has the right to appoint the entire board of directors of our general partner. Unlike shareholders in a publicly traded corporation, our unitholders are not entitled to elect our general partner or the board of directors of our general partner. Some of the executive officers and directors of our general partner currently serve as executive officers and directors of Tesoro. For more information about the directors and executive officers of our general partner, please read “Item 10. Directors, Executive Officers and Corporate Governance” of our 2013 Annual Report incorporated herein by reference.

In order to maintain operational flexibility, our operations are conducted through, and our operating assets are owned by, various operating subsidiaries. However, neither we nor our subsidiaries have any employees. Our general partner has the sole responsibility for providing the personnel necessary to conduct our operations, whether through directly hiring employees or by obtaining the services of personnel employed by Tesoro or others. All of the personnel that will conduct our business are employed by our general partner and its affiliates, including Tesoro, but we sometimes refer to these individuals in this prospectus as our employees.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 19100 Ridgewood Parkway, San Antonio, Texas 78259-1828, and our telephone number is (210) 626-6000. Our website is located at www.tesorologistics.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the notes offered by this prospectus.

The Exchange Offer

On December 17, 2013, Tesoro Logistics LP and Tesoro Logistics Finance Corp. issued $250.0 million aggregate principal amount of 5.875% Senior Notes due 2020 in a private offering (the “private offering”). The exchange notes will be treated as a single class with the existing registered notes and will have the same terms as those of the existing registered notes.

General	In connection with the private offering, Tesoro Logistics LP, Tesoro Logistics Finance Corp. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete an exchange offer within 365 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to such outstanding notes except:

• the exchange notes have been registered under the Securities Act;

• the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

• the special interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	Tesoro Logistics LP and Tesoro Logistics Finance Corp. are offering to exchange $250.0 million aggregate principal amount of 5.875% Senior Notes due 2020 which have been registered under the Securities Act for any and all of its outstanding notes that were issued on December 17, 2013.

You may only exchange outstanding notes in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

• is our affiliate;

• does not acquire exchange notes in the ordinary course of its business; or

•    tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling , dated available July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on , 2014, unless extended by the Issuers. The Issuers do not currently intend to extend the expiration date of the exchange offer.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Alternatively, if you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•   you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•   you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•   you are acquiring the exchange notes in the ordinary course of your business; and

•   if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except the Issuers and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and special interest for failure to observe certain obligations in the registration rights agreement.

Issuers	Tesoro Logistics LP and Tesoro Logistics Finance Corp.

Securities Offered	$250.0 million aggregate principal amount of 5.875% Senior Notes due 2020.

Maturity Date	October 1, 2020.

Interest and Interest Payment Dates	5.875% per annum, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2014. Interest accrued from and including April 1, 2014.

Optional Redemption	At any time prior to October 1, 2015, we may redeem up to 35% of the exchange notes with the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of the Notes—Optional Redemption.” At any time prior to October 1, 2016, we may redeem the exchange notes, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption. On and after October 1, 2016, we may redeem the exchange notes, in whole or in part, at the redemption prices set forth under “Description of the Notes—Optional Redemption.”

Mandatory Offers to Purchase	If a Change of Control Triggering Event occurs, we must offer to repurchase the exchange notes at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Guarantees	The exchange notes will be jointly and severally guaranteed on a senior unsecured basis by substantially all of our domestic subsidiaries (except for Finance Corp.) that guarantee other specific indebtedness. Any guarantee of the exchange notes will be released in the event such guarantee is released under the revolving credit facility.

Ranking	The exchange notes and the related subsidiary guarantees will rank:

• senior in right of payment to any future subordinated indebtedness we or the guarantor subsidiaries may incur;

• equal in right of payment to all existing and future senior indebtedness;

• effectively subordinated to all existing and future secured indebtedness, including borrowings and the related guarantees of indebtedness under our revolving credit facility, in each case to the extent of the value of the collateral securing such indebtedness; and

• effectively subordinate to all future indebtedness and other liabilities.

As of December 31, 2013, we had no senior secured indebtedness to which the exchange notes and related guarantees would have ranked effectively junior, without giving effect to $0.3 million in letters of credit outstanding.

No Public Market	The exchange notes will be freely transferable but will also be new securities for which there will not initially be an actively trading market. Accordingly, we cannot assure you as to the future liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they presently intend to make a market in the exchange notes. However, you should be aware that they are not obligated to make a market in the exchange notes and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. See “Risk Factors—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.”

Risk Factors

You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to carefully consider the factors set forth under the heading “Risk Factors.”

Ratio of Earnings to Fixed Charges

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. You should read the ratio of earnings to fixed charges in conjunction with our combined consolidated financial statements and the related notes thereto which are incorporated by reference in this prospectus.

In thousands	Historical
	Years Ended December 31,
	2009	2010	2011	2012	2013
EARNINGS:
Earnings before income taxes	$(30,991)	$(34,001)	$18,499	$55,507	$41,637
Interest expense, net of capitalized interest	—	—	837	6,757	35,735
Amortization of debt premium	—	—	—	—	(27)
Amortization of debt issuance costs	—	—	773	2,235	3,874
Estimated interest portion of rents (a)	194	264	299	390	1,434

Total Earnings	(30,797)	(33,737)	20,408	64,889	82,653

FIXED CHARGES:
Interest expense whether expensed or capitalized	—	—	966	8,102	38,049
Amortization of debt premium	—	—	—	—	(27)
Amortization of debt issuance costs	—	—	773	2,235	3,874
Estimated interest portion of rents (a)	194	264	299	390	1,434

Total Fixed Charges	$194	$264	$2,038	$10,727	$43,330

RATIO OF EARNINGS TO FIXED CHARGES	(158.7)	(127.8)	10.0	6.0	1.9

Deficiency amount	$30,991	$34,001	N/A	N/A	N/A

(a)	Total rental expense was approximately $1.9 million, $2.8 million, $3.1 million, $3.7 million and $6.4 million for the years ended December 31, 2009, 2010, 2011, 2012 and 2013, respectively.

RISK FACTORS

Any investment in the exchange notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations or ability to make payments on our debt obligations. If any of those risks actually occurs, our business, financial condition, results of operations and ability to make payments on our debt obligations would suffer. In any such case, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc. , SEC no-action letter (June 5, 1991) and Shearman & Sterling , SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Relating to the Exchange Notes

Our partnership agreement limits our ability to accumulate cash, which may limit cash available to service the exchange notes or repay them at maturity.

Our partnership agreement requires that we, within 45 days after the end of each quarter, distribute our available cash to our unitholders of record on the record date. Available cash generally means, for any quarter, all cash on hand at the end of each quarter after the establishment of cash reserves by our general partner. In addition, if our general partner so determines, available cash may be increased by cash on hand resulting from working capital borrowings made subsequent to the end of the quarter. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves in amounts our general partner determines to be necessary or appropriate to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated future credit needs subsequent to that quarter);

•	comply with applicable law, any of our debt instruments or other agreements; and

•	provide funds for distributions to our unitholders and our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions on our subordinated units unless it determines that the establishment of those reserves will not prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages for the next four quarters).

Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of the exchange notes, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Unit Price and Cash Distributions—Distributions of Available Cash” in our 2013 Annual Report incorporated herein by reference.

Although our payment obligations to our unitholders are subordinate to our payment obligations with respect to the exchange notes, the value of our units will decrease in correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

Our level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

As of December 31, 2013, we had no borrowings and $0.3 million in letters of credit outstanding under our revolving credit facility, resulting in total unused credit availability of $574.7 million. In addition, we currently have $600.0 million aggregate principal amount of 5.875% senior notes due 2020 and $550.0 million aggregate principal amount of 2021 Notes outstanding. Our indebtedness could have important consequences to you, including the following:

•	it may be more difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt, including the exchange notes;

•	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements or other general partnership purposes may be impaired;

•	we must use a substantial portion of our cash flow to pay principal, premium, if any, and interest on the exchange notes and other indebtedness which will reduce the funds available to us for other purposes;

•	we are more vulnerable to economic downturns and adverse industry conditions; and

•	our ability to capitalize on business opportunities and to react to competitive pressures as compared to our competitors may be compromised due to our substantial level of indebtedness.

Despite our current or future indebtedness level, we and our subsidiaries may still be able to incur substantially more debt.

We and our subsidiaries may be able to incur substantial indebtedness in the future. The terms of the indentures that govern the exchange notes and the amended and restated credit agreement governing our revolving credit facility do not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the exchange notes, the holders of that debt will be entitled to share ratably with the holders of the exchange notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Tesoro Logistics. If new debt is added to our current debt levels, the related risks we face will increase.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the stock and other equity interests in our subsidiaries. As a result, our ability to make required payments on the exchange notes will depend on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our revolving credit facility and other debt agreements and applicable state laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the exchange notes, or to repurchase the exchange notes upon the occurrence of a change of control or from the proceeds of certain asset sales, we may be required to adopt one or more alternatives, such as a refinancing of the exchange notes. We cannot assure you that we would be able to refinance the exchange notes or obtain the funds to pay principal or interest on the exchange notes.

The exchange notes will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under our revolving credit facility, in each case to the extent of the value of the property securing such indebtedness.

The exchange notes and the subsidiary guarantees of the exchange notes will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the collateral securing such indebtedness. As of December 31, 2013, we had no borrowings and $0.3 million in letters of credit outstanding under our revolving credit facility, resulting in total unused credit availability of $574.7 million. In addition, we may incur additional secured debt in the future.

The effect of this is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our, or our subsidiary guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds from the sale of the collateral that secures our secured indebtedness will be available to pay obligations on the exchange notes offered hereby only after all indebtedness under our revolving credit facility has been paid in full. As a result, the holders of the exchange notes may receive less, ratably, than the holders of secured debt in the event of our, or our subsidiary guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding.

Under certain circumstances, the subsidiary guarantees will be released.

Under the terms of the indenture governing the exchange notes, under certain circumstances, some or all of the guarantors may cease to guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the exchange notes will be structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries.

If, at any time, a subsidiary does not guarantee specified indebtedness, the exchange guarantees of such subsidiary will be released. If all of the subsidiary guarantors are released from their guarantees of the exchange notes, our subsidiaries will have no obligation to pay any amounts due on the exchange notes. In the event of the release of any subsidiary guarantor’s guarantees, our right, as an equity holder of such subsidiary, to receive any assets of such subsidiary upon its liquidation or reorganization, and therefore the right of the holders of the exchange notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

Our debt instruments impose restrictions on us that may adversely affect our ability to operate our business.

Our revolving credit facility contains covenants requiring us to maintain certain financial ratios. Our ability to comply with the financial covenants under our revolving credit facility as they currently exist or as they may be amended, may be affected by events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with these financial covenants or to comply with the other restrictions contained in our revolving credit facility could result in a default, which could cause that indebtedness (and by reason of cross-acceleration provisions, indebtedness under the indenture governing the exchange notes and any other indebtedness) to become immediately due and payable. If we are unable to repay those amounts, the lenders under our revolving credit facility could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of the revolving credit facility, we may not be able to pay that indebtedness immediately and continue to operate our business.

If our operating results are not sufficient to service any future indebtedness, we will be forced to take actions such as reducing distributions, reducing or delaying our business activities, investments or capital expenditures, selling assets or issuing equity. We may not be able to affect any of these actions on satisfactory terms or at all. Furthermore, a failure to comply with the provisions of the indenture governing the exchange notes or our revolving credit facility could result in an event of default, which could enable our lenders to declare the outstanding principal of that debt, together with accrued interest, to be immediately due and payable. If we were unable to repay the accelerated amounts, our lenders could proceed against the collateral granted to them to secure such debt. If the payment of our debt is accelerated, defaults under any other debt instruments we may have could be triggered, and our assets may be insufficient to repay such debt in full.

We are dependent upon the earnings and cash flow generated by our operations to meet our debt service obligations and to allow us to make cash distributions to our unitholders. Funds available for our operations, future business opportunities and distributions to unitholders will be reduced by that portion of our cash flow required to make interest payments on our debt. Furthermore, the provisions of our revolving credit facility, and any other debt we incur, may restrict our ability to obtain future financing and our ability to expand business activities or pursue attractive business opportunities. It may also restrict our flexibility in planning for, and reacting to, changes in business conditions.

The indenture that governs the exchange notes, the indenture that governs the 2021 Notes and our revolving credit facility contain covenants that restrict, among other things, our ability to:

•	make certain cash distributions;

•	pay dividends and other distributions with respect to our units and purchase, redeem or retire our units;

•	make certain investments;

•	incur additional indebtedness and issue preferred units;

•	sell assets;

•	incur liens on our assets;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into transactions with affiliates.

These restrictions may limit our ability to make cash distributions to our unitholders and meet our debt service obligations.

We may be unable to generate the cash flow to service our debt obligations, including the exchange notes.

We cannot assure you that our business will generate sufficient cash flow, or that we will be able to borrow funds under our revolving credit facility, in an amount sufficient to enable us to service our indebtedness, including the exchange notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations, amounts available under our revolving credit facility and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the exchange notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the exchange notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. In addition, the covenants contained in our revolving credit facility, the indenture governing the 2021 Notes and the indenture governing the exchange notes restrict our ability to incur additional debt.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid the subsidiary guarantees.

Various preference or fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid any subsidiary guarantee of the exchange notes issued by a guarantor. It also is possible that under certain circumstances a court could hold that the direct obligations of a guarantor could be superior to the obligations under its subsidiary guarantee.

A court could avoid or subordinate the subsidiary guarantee in favor of the guarantor’s other creditors to the extent that the court finds that at the time a guarantor entered into a subsidiary guarantee either:

•	the subsidiary guarantee was incurred by a guarantor with the intent to hinder, delay or defraud any present or future creditor or that a guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the guarantor:

•	was insolvent or rendered insolvent by reason of the issuance of the subsidiary guarantee;

•	was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they matured.

Among other things, a legal challenge of a subsidiary guarantee issued by a guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the exchange notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the exchange notes would cease to have any claim as a creditor in respect of that subsidiary guarantor.

We cannot assure you that a court would conclude that the exchange notes and the subsidiary guarantees issued concurrently with the issuance of these exchange notes were incurred for proper purposes and in good faith. We also cannot assure you that a court would conclude that, after giving effect to this offering, Tesoro Logistics and the subsidiary guarantors are solvent and will continue to be solvent, will have sufficient capital for carrying on their respective businesses and will be able to pay their debts as they become absolute and mature.

Each subsidiary guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that makes the subsidiary guarantee effectively worthless. Although subsequently overturned on other grounds, a recent Florida bankruptcy court found this kind of provision insufficient to protect such guarantees.

We may not be able to finance a change of control offer as required by the indenture.

Under the indenture which governs the exchange notes, upon the occurrence of a change of control triggering event, we will be required to offer to repurchase all of the exchange notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest, to the repurchase date. We may not be able to repurchase the exchange notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all of the exchange notes that would be tendered upon a change of control triggering event. Further, we will be contractually restricted under the terms of our revolving credit facility from repurchasing all of the exchange notes tendered by holders upon a change of control triggering event. Accordingly, we may not be able to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain a waiver under our revolving credit facility. Our failure to repurchase the exchange notes upon a change of control triggering event would cause a default under the indentures and a cross-default under our revolving credit facility. Our revolving credit facility also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon the occurrence of a change of control triggering event in the future. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Many of the covenants in the indenture will terminate if the exchange notes are rated investment grade by Moody’s and Standard & Poor’s.

Many of the covenants in the indenture governing the exchange notes will terminate if the exchange notes are rated investment grade by Moody’s and Standard & Poor’s, provided at such time no default under the indenture has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt, and to enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain these ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of the Notes—Certain Covenants.”

The trading price of the exchange notes may be volatile and can be directly affected by many factors, including our credit rating.

The trading price of the exchange notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for non-investment grade securities, general economic conditions and securities analysts’ recommendations, if any, regarding our securities. Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes, or the trading market for the exchange notes, to the extent a trading market for the exchange notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the exchange notes.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in a private offering in December 2013 to institutional investors.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Our tax treatment depends on our status as a partnership for United States federal and state income tax purposes. If the Internal Revenue Service (“IRS”) were to treat us as a corporation for United States federal income tax purposes, which would subject us to entity-level taxation, or if we were subjected to a material amount of additional entity-level taxation by individual states, then our cash available for payments on the exchange notes and our other debt obligations would be substantially reduced.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for United States federal income tax purposes. Although we do not believe based upon our current operations that we are or will be so treated, a change in our business or a change in current law could cause us to be treated as a corporation for United States federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for United States federal income tax purposes, we would pay United States federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state and local income tax at varying rates. Therefore, our treatment as a corporation would result in a material reduction in our anticipated cash flow and could materially adversely affect our ability to make payments on the exchange notes and our other debt obligations.

In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any such taxes may substantially reduce the cash available for payments on the exchange notes and our other debt obligations.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuers and the guarantors of the notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their commercially reasonable efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 365 days following the closing date of the issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and special interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on December 17, 2013.

Under the circumstances set forth below, the Issuers and the guarantors will use their commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not consummated within 365 days after the date of issuance of the outstanding notes;

•	if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it within 30 days after the consummation of the exchange offer; or

•	if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes and notifies the Issuers within 30 days after becoming aware of any restrictions on the notes.

Under the registration rights agreement, if the Issuers fail to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 365 days after the issue date (the “target registration date”), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of special interest.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following representations:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will comply with the applicable provisions of the Securities Act, including the requirement to deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuers will issue exchange notes in principal amounts identical to the outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any special interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of outstanding notes. For a description of the indenture, see “Description of the Notes”.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $250 million aggregate principal amount of the 5.875% Senior Notes due 2020 issued on December 17, 2013 are outstanding and unregistered. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when they has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuers expressly reserve the right to amend or terminate an exchange offer and to refuse to waive of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchanges of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on             , 2014. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuers reserve the right, in their sole discretion:

•	to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that they determine to constitute a material change, including the waiver of a material condition, they will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment and extend the exchange offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and they may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. The Issuers will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the relevant indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver the letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent—Notes” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, the Issuers will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither of the Issuers, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that

(1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

U.S. National Bank Association has been appointed as the exchange agent for the exchange offer. U.S. National Bank Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:
U.S. Bank National Association 60 Livingston Avenue EP-MN-WS2N St. Paul, Minnesota 55107 Attention: Specialized Finance	(651) 495-8158	U.S. Bank National Association 60 Livingston Avenue EP-MN-WS2N St. Paul, Minnesota 55107 Attention: Specialized Finance

Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the terms “TLLP,” “our” or “ we” refer only to Tesoro Logistics LP and not to any of its subsidiaries, the term “Finance Corp .” refers to Tesoro Logistics Finance Corp. and the term “Issuers” refers to TLLP and Finance Corp.

On September 13, 2013, the Issuers exchanged $350,000,000 aggregate principal amount of 5.875% Senior Notes due 2020 for notes registered under the Securities Act (the “existing registered notes”) pursuant to an exchange offer. Subsequent to such exchange offer, the Issuers issued $250,000,000 aggregate principal amount of 5.875% Senior Notes due 2020 on December 17, 2013 (the “outstanding notes”) under an indenture dated as of September 14, 2012 (as amended from time to time, the “indenture”) among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “trustee”) in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuers are offering to exchange the outstanding notes for notes registered under the Securities Act (the “exchange notes”). The exchange notes will be treated as a single class with the existing registered notes and will have the same terms as those of the existing registered notes. The terms of the exchange notes to be issued in this exchange offer will be substantially identical to those of the outstanding notes except that the holders of the exchange notes will no longer be entitled to registration rights pursuant to a registration rights agreement entered into by and among the Issuers, the Guarantors and the initial purchasers of the outstanding notes (the “registration rights agreement”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Unless the context requires otherwise, references to the “notes” include the existing registered notes, the outstanding notes and the exchange notes.

The following description is a summary of the material provisions of the indenture relating to the notes. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of the indenture. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Related Guarantees

The Notes

The notes:

•	are general unsecured obligations of the Issuers;

•	are pari passu in right of payment with all existing and future senior Indebtedness of the Issuers, including the Issuers’ 6.125% Senior Notes due 2021 (the “2021 Notes”) and Indebtedness under the Credit Agreement;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	are unconditionally guaranteed by the Guarantors on a senior unsecured basis.

However, the notes are effectively subordinated to all secured Indebtedness under the Credit Agreement, which is secured by substantially all of the assets of TLLP and the Guarantors, to the extent of the value of the collateral securing such Indebtedness and structurally subordinated to any liabilities of any Subsidiaries that are not Guarantors.

As of December 31, 2013, our total outstanding long-term debt, including current maturities, was approximately $1.2 billion, and we had no borrowings and approximately $0.3 million in letters of credit outstanding under the Credit Agreement. See “Risk Factors—Risks Relating to the Exchange Notes—The exchange notes will be effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under our revolving credit facility, in each case to the extent of the value of the property securing such indebtedness.”

The Note Guarantees

Each guarantee of the notes ( a “Note Guarantee”):

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including such Guarantor’s guarantee of the 2021 Notes and Indebtedness under the Credit Agreement; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

However, the Note Guarantees are effectively subordinated to all secured Indebtedness of the Guarantors, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing those guarantees and structurally subordinated to any liabilities of any Subsidiaries that are not Guarantors.

The notes are guaranteed by all of our wholly-owned Domestic Subsidiaries (other than Finance Corp.) that are guarantors under a Credit Facility. As of the date hereof, all of our Subsidiaries (other than Finance Corp.) were Guarantors. Under certain circumstances described below under the subheading “—Certain Covenants—Additional Guarantors,” in the future one or more of our newly created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As of the date hereof, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Finance Corp.

Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of TLLP that has been formed for the purpose of facilitating the offering of the notes by acting as co-issuer. Finance Corp. is nominally capitalized and does not have any operations or revenues. As a result, prospective purchasers of the notes should not expect Finance Corp. to participate in servicing the interest and Special Interest, if any, and principal obligations on the notes. See “—Certain Covenants—Limitations on Finance Corp. Activities.”

Principal, Maturity and Interest

The Issuers may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity.” The notes and any additional notes subsequently issued under the indenture, together with any exchange notes issued in respect of the additional offerings of the notes, are treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, references to “notes” for all purposes of the indenture and this “Description of the Notes” include any additional notes that are actually issued. The Issuers will issue the exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on October 1, 2020.

Interest on the notes accrues at the rate of 5.875% per annum and is payable semi-annually in arrears on April 1 and October 1. The first payment on the outstanding notes was on April 1, 2014. The Issuers will make each interest payment to the holders of record on the immediately preceding March 15 and September 15. Interest on the outstanding notes began to accrue from October 1, 2013. The first payment on the Exchange Notes will be on October 1, 2014.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Special Interest may accrue on the notes as liquidated damages in certain circumstances described in this prospectus and all references to “interest” in this description include any Special Interest that may be payable on the notes. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to TLLP, the Issuers will pay all principal, interest and Special Interest, if any, and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar for the notes. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and TLLP, Finance Corp. or any of TLLP’s other Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer or exchange. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

All of our existing Subsidiaries (other than Finance Corp.) jointly and severally guarantee the outstanding notes, and will guarantee the exchange notes, on a senior unsecured basis. Additional Domestic Subsidiaries of TLLP will be required to guarantee the notes under the circumstances described under “—Certain Covenants—Additional Guarantors.” These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Exchange Notes—The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid the subsidiary guarantee.”

Except as set forth in the next paragraph, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the resulting, transferee or surviving Person), another Person, other than TLLP or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than TLLP or another Guarantor), assumes all obligations of that Guarantor under the indenture and its Note Guarantee and, if then in effect, the registration rights agreement pursuant to an agreement reasonably satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) TLLP or a Restricted Subsidiary of TLLP, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) TLLP or a Restricted Subsidiary of TLLP, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if TLLP designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) if that Guarantor ceases to guarantee any Indebtedness of any Issuer under a Credit Facility; provided, however, that if, at any time following such release, that Guarantor later guarantees Indebtedness of any Issuer under a Credit Facility, then such Guarantor shall be required to provide a Note Guarantee at such time;

(5) upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; or

(6) upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “—Satisfaction and Discharge.”

Optional Redemption

At any time prior to October 1, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) issued under the indenture at a redemption price of 105.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by TLLP and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph and the penultimate paragraph of this section relating to optional redemption, the notes are not redeemable at the Issuers’ option prior to October 1, 2016. The Issuers are not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

On or after October 1, 2016, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of each year indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	102.938%
2017	101.469%
2018 and thereafter	100.000%

At any time prior to October 1, 2016, the Issuers may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, thereon to the date of redemption (the “Redemption Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. The notice need not set forth the Applicable Premium but only the manner of calculation of the redemption price. The indenture provides that, with respect to any such redemption, the Issuers will notify the trustee of the Applicable Premium with respect to the notes promptly after the calculation and that the trustee will not be responsible for such calculation.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the holder.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) on a pro rata basis to the extent practicable; or

(3) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or such other similar method in accordance with the procedures of DTC.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Any redemption or notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. The notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, the Issuers will make an offer to each holder of notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “ Change of Control Offer “) on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the “Change of Control Payment Date” specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the trustee the notes accepted for purchase together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, it will make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control Triggering Event are applicable whether or not any other provisions of the indenture are applicable, except as set forth under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.” Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made with respect to the notes in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement for the Change of Control Triggering Event is in place at the time of making the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of TLLP and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of TLLP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes tender and do not withdraw such notes in a Change of Control Offer and TLLP (or the third party making the Change of Control Offer as provided above) purchases all of the notes validly tendered and not withdrawn by such holders, TLLP or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

TLLP will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) TLLP (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale and which shall give effect to the assumption by another Person of any liabilities as provided for in clause (a) of the following paragraph) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by TLLP or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of the preceding clause (2) of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on TLLP’s most recent consolidated balance sheet, of TLLP or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases TLLP or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by TLLP or any such Restricted Subsidiary in connection with such transaction that within 90 days after the Asset Sale (subject to ordinary settlement periods) are converted by TLLP or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next succeeding paragraph received by TLLP or any such Restricted Subsidiary in connection with such transaction; and

(d) accounts receivable of a business retained by TLLP or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided such accounts receivable (x) are not past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable;

provided that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described below under the caption “—Certain Covenants—Liens” or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, TLLP (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1) to prepay, repay, redeem or repurchase Senior Indebtedness of TLLP and/or its Restricted Subsidiaries;

(2) to acquire a controlling interest in another business or all or substantially all of the assets of, or any Capital Stock or operating line of, another business, in each case engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of TLLP;

(3) to make capital expenditures; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that, in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as TLLP (or the applicable Restricted Subsidiary, as the case may be) enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, but after the 365th day after the receipt of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, TLLP or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “ Excess Proceeds .” Within five days after the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million (or, at the Issuers’ option, any earlier date), the Issuers will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value) thereof plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, TLLP or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the representative of such other pari passu Indebtedness will select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

TLLP will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, TLLP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The Credit Agreement and the agreements governing TLLP’s other Indebtedness contain, and future agreements governing TLLP’s Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control Triggering Event or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control Triggering Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Triggering Event or Asset Sale itself does not, due to the financial effect of such repurchases on TLLP or other circumstances. In the event a Change of Control Triggering Event or Asset Sale occurs at a time when TLLP is prohibited from purchasing notes, TLLP could seek the consent of the lenders of the borrowings or the counterparties to agreements containing such prohibition to the purchase of notes or could attempt to refinance such borrowings. If TLLP does not obtain a consent or repay those borrowings, TLLP will remain prohibited from purchasing notes. In that case, TLLP’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in all likelihood, constitute a default under the other indebtedness. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by TLLP’s then existing financial resources. See “Risk Factors—Risks Relating to the Exchange Notes—We may not be able to finance a change of control offer as required by the indentures.”

Certain Covenants

Covenant Termination

If at any time (a) the notes are assigned an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under the indenture (the “Termination Date”), TLLP and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Asset Sales” and under the following headings under the caption “—Certain Covenants”:

•	“—Restricted Payments”;

•	“—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

•	clause (4) of the covenant described below under the caption “ —Merger, Consolidation or Sale of Assets”;

•	“—Transactions with Affiliates”; and

•	“—Additional Guarantors.”

However, TLLP and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event,” and the following provisions of the indenture described in:

•	“—Certain Covenants—Liens”;

•	“—Certain Covenants—Merger, Consolidation or Sale of Assets” (other than clause (4) of such covenant); and

•	“—Certain Covenants— Reports”.

No Subsidiary may be designated as an Unrestricted Subsidiary after the Termination Date. There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted Payments

TLLP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of TLLP’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving TLLP or any of its Restricted Subsidiaries) or to the direct or indirect holders of TLLP’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable solely in Equity Interests of TLLP (other than Disqualified Equity) and other than distributions or dividends payable solely to TLLP or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving TLLP) any Equity Interests of TLLP or any direct or indirect parent of TLLP;

(3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of TLLP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (a) any intercompany Indebtedness between or among TLLP and any of its Restricted Subsidiaries and (b) the payment of principal, purchase, repurchase or other acquisition of Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of payment, purchase, repurchase or other acquisition); or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing and either:

(1) if the Fixed Charge Coverage Ratio for TLLP’s Reference Period is not less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TLLP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10) and (11), of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash from Operating Surplus as of the end of the immediately preceding fiscal quarter; plus

(b) 100% of the aggregate net cash proceeds, or the Fair Market Value of assets or property, received by TLLP since the Start Date as a contribution to its common equity capital or from the issue or sale of (A) Equity Interests of TLLP (other than Disqualified Equity) or (B) convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of TLLP that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of TLLP); plus

(c) to the extent that any Restricted Investment that was made after the Start Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) the net reduction in Restricted Investments made after the Start Date resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to TLLP or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Start Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for TLLP’s Reference Period is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TLLP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10) and (11) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units and subordinated units of TLLP, plus the related distribution on the general partner interest), is less than the sum, without duplication, of:

(a) $100.0 million less the aggregate amount of all Restricted Payments made by TLLP and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the Start Date; plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of the indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to TLLP from any Person (other than a Restricted Subsidiary of TLLP) or (b) sale or issuance (other than to a Restricted Subsidiary of TLLP) of Equity Interests (other than Disqualified Equity) of TLLP, with a sale or issuance being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, any Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any distribution or dividend by a Restricted Subsidiary of TLLP to the holders of such Restricted Subsidiary’s Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of TLLP or any Restricted Subsidiary of TLLP held by any current or former officer, director, consultant or employee of the General Partner, TLLP or any of their respective Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement, employment agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with up to $2.0 million of such amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount); provided further, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by TLLP or any of its Restricted Subsidiaries from sales of Equity Interests of TLLP to members of management, employees or directors of the General Partner, TLLP or their respective Subsidiaries that occurs after the Start Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clauses (1)(b) or (2)(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by TLLP or any of its Restricted Subsidiaries after the Start Date;

(6) payments or dividends of Disqualified Equity issued pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(7) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other convertible securities;

(8) cash payments in lieu of the issuance of fractional shares or units, or the purchase by TLLP of fractional shares or units, in connection with (a) the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of TLLP or (b) stock or unit dividends, splits or combinations or business combinations;

(9) in connection with an acquisition by TLLP or any of its Restricted Subsidiaries, the return to TLLP or any of its Restricted Subsidiaries of Equity Interests of TLLP or any of its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or pursuant to purchase price adjustments under the acquisition agreement;

(10) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations pursuant to provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” or “—Asset Sales”; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(11) the issuance of common Equity Interests upon the conversion of subordinated Equity Interests;

provided further, that, with respect to clauses (5), (6) and (10), no Default shall have occurred and be continuing.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by TLLP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For the purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(11), TLLP will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

On January 22, 2014, TLLP declared a distribution of $36.3 million for the quarter ended December 31, 2013. Such distribution was paid on February 13, 2014 to unitholders of record on February 3, 2014. Under the terms of the Partnership Agreement, the minimum quarterly distribution for the quarter ended December 31, 2013 was $18.7 million; or $0.3375 per unit.

Incurrence of Indebtedness and Issuance of Disqualified Equity

TLLP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and TLLP will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that TLLP and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and TLLP and any Restricted Subsidiary may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for TLLP’s Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such Reference Period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt “):

(1) the incurrence by TLLP and any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of TLLP and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $450.0 million and (b) the sum of $330.0 million and 20.0% of Consolidated Net Tangible Assets;

(2) the incurrence by TLLP, Finance Corp. and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by TLLP, Finance Corp. and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees issued on the Start Date and the exchange notes and the related Note Guarantees issued pursuant to the registration rights agreement in exchange therefor;

(4) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Synthetic Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing all or any part of the purchase price or cost of construction, improvement or development of, property, plant or equipment used or useful in the business of TLLP or any of its Restricted Subsidiaries and related financing costs, and Attributable Debt in respect of sale and leaseback transactions, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), at any time outstanding not to exceed the greater of (a) $30.0 million and (b) 5.0% of TLLP’s Consolidated Net Tangible Assets;

(5) the incurrence by TLLP or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), or (13) of this paragraph or this clause (5);

(6) the incurrence by TLLP or any of its Restricted Subsidiaries of intercompany Indebtedness between or among TLLP and any of its Restricted Subsidiaries; provided, however, that:

(a) if TLLP or any Guarantor is the obligor on such Indebtedness and the payee is not TLLP or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of TLLP, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than TLLP or a Restricted Subsidiary of TLLP and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either TLLP or a Restricted Subsidiary of TLLP, will be deemed, in each case, to constitute an incurrence of such Indebtedness by TLLP or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by TLLP or any of its Restricted Subsidiaries of Hedging Obligations;

(8) the guarantee by TLLP or any of the Guarantors of Indebtedness of TLLP or a Restricted Subsidiary of TLLP or the Indebtedness incurred by Joint Ventures constituting Permitted Investments; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes or Note Guarantees, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation or similar liabilities, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, reclamation, statutory obligations, bankers’ acceptances, and bid, performance, advance, payment, deposit, appeal and surety bonds in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;

(10) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(11) the issuance by TLLP or any of its Restricted Subsidiaries of Disqualified Equity to TLLP or any of its Restricted Subsidiaries, as the case may be; provided, however , that:

(a) any subsequent issuance or transfer of Equity Interests of a Restricted Subsidiary that results in any such Disqualified Equity being held, directly or indirectly, by a Person other than TLLP or a Restricted Subsidiary of TLLP; and

(b) any sale or other transfer of any such Disqualified Equity to a Person that is not either TLLP or a Restricted Subsidiary of TLLP,

will be deemed, in each case, to constitute an issuance of such Disqualified Equity by TLLP or such Restricted Subsidiary that was not permitted by this clause;

(12) the incurrence by TLLP or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(13) the incurrence by TLLP of Indebtedness in the ordinary course of business under documentary letters of credit, which are to be repaid in full not more than one year after the date on which such Indebtedness was originally incurred to finance the purchase of goods by TLLP or any of its Restricted Subsidiaries;

(14) the incurrence of Indebtedness arising from agreements with TLLP or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(15) the incurrence by TLLP or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $30.0 million and (b) 5.0% of Consolidated Net Tangible Assets.

TLLP will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of TLLP or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of TLLP solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Equity” covenant, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, TLLP will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under the Credit Agreement outstanding on the Start Date was deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that TLLP or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

TLLP will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless:

(1) in the case of Liens securing Subordinated Obligations of TLLP or a Restricted Subsidiary, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the notes or Note Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and

(2) in the case of Liens securing Senior Indebtedness of TLLP or a Restricted Subsidiary, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

Any Lien on property or assets of TLLP or any of its Restricted Subsidiaries created for the benefit of holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing Indebtedness.

Dividend and Other Payment Restrictions Affecting Subsidiaries

TLLP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of TLLP that is not a Guarantor to:

(1) pay dividends or make any other distributions on its Equity Interests to TLLP or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to TLLP or any of its Restricted Subsidiaries; provided that the priority of any preferred equity or similar Equity Interest in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common equity shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to TLLP or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to TLLP or any of its Restricted Subsidiaries.

However, the preceding restrictions do not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the Start Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Start Date;

(2) the indenture, the notes and the Note Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Equity Interest of a Person acquired by TLLP or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary or assets of such Restricted Subsidiary that contains any such restrictions on that Restricted Subsidiary pending such sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;

(12) any agreement or instrument relating to any property or assets acquired after the Start Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(13) other Indebtedness, Disqualified Equity or preferred securities permitted to be incurred subsequent to the Start Date pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity;” provided that, the encumbrances and restrictions contained therein will not materially impair TLLP’s ability to make payments under the notes when due;

(14) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the indenture from time to time;

(15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(16) secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness and any related encumbrance or restriction contained in security agreements, mortgages or purchase money agreements.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as TLLP is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the indenture and, if then in effect, the registration rights agreement, pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) in the case of a transaction involving TLLP and not Finance Corp., TLLP or the Person formed by or surviving any such consolidation or merger (if other than TLLP), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, (a) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity”; or (b) have a Fixed Charge Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, not less than the Fixed Charge Coverage Ratio of TLLP immediately prior to such transaction; and

(5) such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than such Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture and the notes with the same effect as if such surviving Person had been named as such Issuer in the indenture, and when a surviving Person duly assumes all of the obligations and covenants of such Issuer pursuant to the indenture and the notes, the predecessor Person shall be relieved of all such obligations.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among TLLP and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of either Issuer (1) with or into one of TLLP’s Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating such Issuer in another jurisdiction.

Notwithstanding the preceding paragraph, TLLP is permitted to reorganize as any other form of entity in accordance with the procedures established in the indenture; provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of TLLP into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the Obligations of TLLP under the notes, the indenture and, if then in effect, the registration rights agreement, pursuant to agreements reasonably satisfactory to the trustee;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code, or any similar state or local law).

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

TLLP will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of TLLP (each, an “ Affiliate Transaction “) if such Affiliate Transaction involves aggregate consideration in excess of $1.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to TLLP or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by TLLP or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to TLLP or the relevant Restricted Subsidiary from a financial point of view; and

(2) TLLP delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the General Partner set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by either the Conflicts Committee of the Board of Directors of the General Partner (so long as the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of the General Partner.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) reasonable fees and compensation paid to or for the benefit of any employee, officer or director of TLLP, any of its Restricted Subsidiaries or the General Partner, and any employment agreement, customary benefit program or arrangement (including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings and similar plans), equity award, equity option or equity appreciation agreement or plan, officer or director indemnification agreement or any similar arrangement entered into by TLLP, any of its Restricted Subsidiaries or the General Partner existing on the Start Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;

(2) transactions between or among TLLP and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of TLLP) that is an Affiliate of TLLP solely because TLLP owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) any issuance of Equity Interests (other than Disqualified Equity) of TLLP to Affiliates of TLLP;

(5) Restricted Payments or Permitted Investments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(6) customary compensation, indemnification and other benefits made available to officers, directors or employees of TLLP, a Restricted Subsidiary of TLLP or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, storage, lease, platform use, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by TLLP or any Restricted Subsidiary and third parties, or if neither TLLP nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of the General Partner;

(8) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(9) the existence of, or the performance by TLLP or any Restricted Subsidiary of its obligations under the terms of, any written agreement in effect on the Start Date, as such agreement may be amended, modified or supplemented from time to time and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by TLLP or any Restricted Subsidiary of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not less favorable to the Holders in any material respect as compared to the terms of the agreement in effect on the Start Date;

(10) any transaction in which TLLP or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to TLLP or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(11) guarantees of performance by TLLP or any of its Restricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(12) (a) guarantees by TLLP or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by TLLP or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (13) of the definition of “Permitted Liens” with respect to clause (b) so long as any such transaction, if involving aggregate consideration in excess of $25.0 million, has been approved by a majority of the disinterested members of the Board of Directors of the General Partner;

(13) any transactions between TLLP or any Restricted Subsidiary and any Person, a director of which is also a director of TLLP or a Restricted Subsidiary; provided that such director abstains from voting as a director of TLLP or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction; and

(14) any purchase or other acquisition or related transaction pursuant to the Omnibus Agreement.

Limitations on Finance Corp. Activities

Finance Corp. may not incur Indebtedness unless (1) TLLP is a borrower, issuer, co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to TLLP, used to acquire outstanding debt securities issued by TLLP or used to repay Indebtedness of TLLP as permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for TLLP or its Restricted Subsidiaries.

Additional Guarantors

If, after the Start Date, any Domestic Subsidiary (other than Finance Corp.) of TLLP that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers under a Credit Facility, then that Subsidiary will become a Guarantor by executing and delivering a supplemental indenture to the trustee within 30 business days of the date on which it guaranteed or incurred such Indebtedness; provided, that the preceding shall not apply to Subsidiaries of TLLP that have been properly designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described under “—Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the General Partner may designate any Subsidiary of TLLP to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by TLLP and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by TLLP; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of TLLP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TLLP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” TLLP will be in default of such covenant. The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of TLLP; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of TLLP of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Equity,” calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, TLLP will furnish (whether through hard copy or internet access) to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if TLLP were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if TLLP were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on TLLP’s consolidated financial statements by TLLP’s independent registered public accounting firm. In addition, TLLP will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time TLLP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, TLLP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as TLLP is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be five business days after the event giving rise to the obligation to file such report. If the SEC will not accept TLLP’s filings for any reason, TLLP will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if TLLP were required to file those reports with the SEC.

If TLLP has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of TLLP and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of TLLP.

In addition, the Issuers and the Guarantors have agreed that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

TLLP will be deemed to have furnished such reports to the trustee and the holders of the notes if it has filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest and Special Interest, if any, with respect to the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by TLLP or any of its Restricted Subsidiaries for 30 days after written notice to TLLP by the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to make a Change of Control Offer within the time periods set forth, or consummate a purchase of notes when required pursuant to the terms described, under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” or comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by TLLP for 120 days after written notice to TLLP by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the covenant described under “—Certain Covenants—Reports”;

(5) failure by TLLP or any of its Restricted Subsidiaries for 60 days after notice to TLLP by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TLLP or any of its Restricted Subsidiaries (or the payment of which is guaranteed by TLLP or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Start Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates, without duplication, $25.0 million or more;

(7) failure by an Issuer or any of TLLP’s Restricted Subsidiaries that is a Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (excluding amounts covered by insurance policies issued by reputable and credit worthy insurance companies for which coverage has not been disclaimed), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the indenture, any Note Guarantee from a Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its Obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to Finance Corp., TLLP or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Finance Corp., TLLP or any Restricted Subsidiary of TLLP that is a Significant Subsidiary or any group of Restricted Subsidiaries of TLLP that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest and Special Interest, if any, or premium, if any.

In the case of an Event of Default specified in clause (6) of the first paragraph under this caption, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the notes, automatically and without any action by the trustee or the holders of such notes, if within 60 days after such Event of Default first arose TLLP delivers an officers’ certificate to the trustee stating that (a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (b) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (c) the default that is the basis for such Event of Default has been cured; provided , however , that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest and Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest and Special Interest, if any, or premium, if any, on, or the principal of, the notes.

The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers and the Guarantors are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders

No director, officer, partner, member, employee, incorporator, manager or unitholder or other owner of Equity Interest of the Issuers, the General Partner or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may at their option and at any time, elect to have all of the Issuers’ obligations discharged with respect to the outstanding notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“ Legal Defeasance “) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest and Special Interest, if any, or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ Obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, TLLP may, at its option and at any time, elect to have the Obligations of the Issuers and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“ Covenant Defeasance “) and all Obligations of the Guarantor with respect to their Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default with respect to the notes or the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events relating to TLLP) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Note Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and Special Interest, if any, and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Start Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which TLLP or any of its Subsidiaries is a party or by which TLLP or any of its Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

(6) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest and Special Interest, if any, to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver to the trustee (a) an officer’s certificate, stating that all conditions precedent set forth in clauses (1) through (4) above have been satisfied and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent to satisfaction and discharge set forth in clauses (2) and (4) above have been satisfied; provided that the opinion of counsel with respect to clause (2) above may be to the knowledge of such counsel.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter any of the provisions with respect to the redemption of the notes; provided, however, that any purchase or repurchase of notes, including pursuant to the covenants described above under the caption “—Repurchase at the Option of Holders,” shall not be deemed a redemption of the notes;

(3) reduce the rate of or change the time for payment of interest or Special Interest, if any, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest and Special Interest, if any, or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest and Special Interest, if any, or premium, if any, on, the notes (other than as permitted by clause (7) below);

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture or the Note Guarantees to any provision of this “Description of the Notes” section to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or Note Guarantee;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes or to reflect the release of a Note Guarantee in accordance with the indenture;

(9) to secure the notes and/or the Note Guarantees;

(10) to comply with the rules of any applicable securities depository; or

(11) to provide for the reorganization of TLLP as any other form of entity, in accordance with the last paragraph of “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes, the Guarantees and the registration rights agreement are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Tesoro Logistics LP at 19100 Ridgewood Parkway, San Antonio, Texas 78259-1828, Attention: General Counsel.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specific Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such asset being acquired by such Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at October 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through October 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note, if greater.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of TLLP and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of TLLP’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of TLLP or any of its Subsidiaries;

(2) any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $10.0 million or (b) results in net proceeds to TLLP and its Restricted Subsidiaries of less than $10.0 million;

(3) a transfer of assets between or among TLLP and its Restricted Subsidiaries;

(4) an issuance of Equity Interests by a Restricted Subsidiary of TLLP to TLLP or to a Restricted Subsidiary of TLLP;

(5) the sale or lease of products, equipment, services or accounts receivable in the ordinary course of business;

(6) the trade, sale, exchange or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments;

(7) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8) any lease of assets entered into in the ordinary course of business and with respect to which TLLP or any Restricted Subsidiary of TLLP is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs;

(9) any trade or exchange by TLLP or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some or all of the Equity Interests of a Restricted Subsidiary, provided that the fair market value of the properties or assets traded or exchanged by TLLP or such Restricted Subsidiary (together with any cash or Cash Equivalent together with the liabilities assumed) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalent together with liabilities assumed) to be received by TLLP or such Restricted Subsidiary; and provided, further, that any cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(10) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(11) the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Certain Covenants—Liens”;

(12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

(14) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

“Attributable Debt” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. As used in the preceding sentence, “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates, utilities, operating and labor costs and other items that do not constitute payment for property rights. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Start Date.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors or Board of Managers of the general partner of the partnership, or in the case of TLLP, the Board of Directors of the General Partner;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any obligations of TLLP or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with TLLP and its Restricted Subsidiaries, either existing on the Start Date or created prior to any recharacterization described below (or any refinancing thereof) (i) that were not included on the consolidated balance sheet of TLLP as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with TLLP and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, may not, in TLLP’s sole discretion, be treated as a Capital Lease Obligation or Indebtedness.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or fully guaranteed or insured by the United States government or any agency thereof having maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(3) time deposits with, certificates of deposit, bankers’ acceptances or Eurodollar time deposits of, any commercial bank that (a) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia or any United States branch of a foreign bank, and is a member of the Federal Reserve System, (b) issues long term securities with a rating of at least A- (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with a stable outlook) by Moody’s at the time of acquisition and (c) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(4) commercial paper of an issuer rated at least “A-2” (or the then equivalent grade) by S&P or “P-2” (or the then equivalent grade) by Moody’s at the time of acquisition or guaranteed by a letter of credit issued by a financial institution rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and such financial institution otherwise meets the requirements of subsections (a) and (c) of clause (3) of this definition, in each case having a tenor of not more than 270 days;

(5) taxable and tax-exempt municipal securities rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s, including variable rate municipal securities, having maturities or put rights of not more than twenty-four (24) months from the date of acquisition;

(6) corporate or bank debt of an issuer rated at least A- (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition;

(7) repurchase agreements relating to any of the investments listed in clauses (1) through (6) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s at the time of acquisition;

(8) asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; and

(9) Investments, classified in accordance with GAAP as current assets of TLLP or any of its Subsidiaries, in money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (1) through (8) above of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TLLP and its Subsidiaries taken as a whole (unless immediately following such sale, lease, transfer, conveyance or other disposition in compliance with the indenture such assets are owned, directly or indirectly, by (A) TLLP or a Subsidiary of TLLP or (B) a Person controlled by TLLP or a Subsidiary of TLLP) to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of TLLP or the removal of the General Partner by the limited partners of TLLP; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares.

Notwithstanding the preceding, a conversion of TLLP from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as defined above) who Beneficially Owned the Capital Stock of TLLP immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

“Change of Control Triggering Event” means the occurrence of a Change of Control, which occurrence is followed by a Ratings Decline within 90 days.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount (to the extent not included in Consolidated Net Income) equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

(2) an amount equal to (i) any extraordinary loss plus (ii) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with sales of assets or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges was deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(6) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) unrealized losses and gains under Hedging Obligations included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Accounting Standards Codification No. 815 will be excluded;

(5) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any asset sale (including dispositions pursuant to sale-and-leaseback transactions) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person shall be excluded;

(6) any impairment charge or asset write-off pursuant to Accounting Standards Codification No. 350 “Goodwill and Other Intangible Assets” shall be excluded;

(7) any non-cash or other charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded;

(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded; and

(9) any extraordinary, unusual or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss, shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2011, as amended on March 30, 2012, by and among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner, and the financial institutions party thereto, providing for revolving credit borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or Debt Issuances, in each case, with banks, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto).

“Debt Issuances” means, with respect to TLLP or any of its Restricted Subsidiaries, one or more issuances after the Start Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such person that is not Disqualified Equity. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require TLLP or any of its Restricted Subsidiaries to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that TLLP or such Restricted Subsidiary may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of TLLP that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by TLLP after the Start Date.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of TLLP and its Subsidiaries (other than Indebtedness under the Credit Agreement and the notes and the related Guarantees) in existence on the Start Date.

“Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by TLLP or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of the General Partner in the case of transactions involving $25.0 million or more and otherwise by an officer of TLLP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving borrowings under a Credit Facility) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “ Calculation Date “), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Reference Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of TLLP (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(5) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period,

(1) the sum, without duplication, of:

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of TLLP (other than Disqualified Equity) or to TLLP or a Restricted Subsidiary of TLLP; minus

(2) to the extent included in (1) above, write-off of non-recurring deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means Tesoro Logistics GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of TLLP or as the business entity with the ultimate authority to manage the business and operations of TLLP.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1) the Subsidiaries of TLLP, other than Finance Corp., executing the indenture as initial Guarantors;

(2) each of TLLP’s Restricted Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under “—Certain Covenants—Additional Guarantors”; and

(3) each other Person executing a supplemental indenture in which such Person agrees to be bound by the terms of the indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms thereof.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred not for speculative purposes under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations), but excluding amounts recorded in accordance with Accounting Standards Codification No. 815, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but in an amount not to exceed the lesser of the amount of such Person’s obligation or indebtedness and the Fair Market Value of such assets, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1) accrued expenses and trade accounts payable arising in the ordinary course of business;

(2) the incurrence by TLLP or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal, payment, insurance contracts and similar bonds issued for the account of TLLP and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of TLLP or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3) any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and Special Interest, if any, and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five business days of its incurrence; and

(5) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the General Partner, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to TLLP and its Affiliates; provided, that providing accounting, appraisal or investment banking services to TLLP or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the General Partner or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

“Investment Grade Rating” of the notes, means that the notes shall have been assigned a Moody’s rating of Baa3 or higher and an S&P rating of BBB- or higher, or if one of such rating agencies shall not make a rating on the notes publicly available for reasons outside the control of the Issuers, then

“Investment Grade Rating” shall mean that the notes shall have been assigned such a rating by one of such rating agencies and an equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuers.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of TLLP in which TLLP or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by TLLP or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations,

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by TLLP or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to TLLP or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither TLLP nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, other than a pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor on such Indebtedness;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of TLLP or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of TLLP or any of its Restricted Subsidiaries except as contemplated by clause (14) of the definition of Permitted Liens.

For purposes of determining compliance with the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above, in the event that any Non-Recourse Debt of any of TLLP’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of TLLP.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest and Special Interest, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Omnibus Agreement” means the Amended and Restated Omnibus Agreement, dated as of April 1, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, TLLP and the General Partner, and as may be amended, supplemented or modified; provided such amendment, supplement or modification is not disadvantageous in any material respect to the holders of notes when taken as a whole as compared to the Omnibus Agreement as in effect on the Start Date, as determined in good faith by TLLP.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Start Date.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of April 26, 2011, as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Equity of TLLP or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Equity was Indebtedness or Disqualified Equity of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged with or consolidated into TLLP or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into us or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) TLLP would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” or (b) the Fixed Charge Coverage Ratio for TLLP would be greater than the Fixed Charge Coverage Ratio for TLLP immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such acquisition, merger or consolidation.

“Permitted Business” means either (1) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, producing, processing, dehydrating and otherwise handling crude oil, gas, casinghead gas, drip gasoline, natural gasoline, condensates, distillates, liquid hydrocarbons, asphalt, gaseous hydrocarbons and all other constituents, elements, compounds or products refined or processed from any of the foregoing, which activities shall include, for the avoidance of doubt, constructing pipeline, platform, dehydration, processing, storing and other energy-related facilities, and activities or services reasonably related or ancillary thereto, including entering into purchase and sale agreements, supply agreements and Hedging Obligations related to these businesses, (2) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d) of the Code or (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) or (2) of this definition.

“Permitted Business Investments” means Investments by TLLP or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of TLLP or in any Joint Venture, provided that:

(1) either (a) at the time of such Investment and immediately thereafter, TLLP could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain Covenants—Restricted Payments”) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to TLLP or any of its Restricted Subsidiaries could, at the time such Investment is made, be incurred at that time by TLLP and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in TLLP or in a Restricted Subsidiary of TLLP;

(2) any Investment in cash and Cash Equivalents or deposit accounts;

(3) any Investment by TLLP or any Restricted Subsidiary of TLLP in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of TLLP; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TLLP or a Restricted Subsidiary of TLLP;

(4) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:

(a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(b) a disposition of assets that does not constitute an Asset Sale;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of TLLP;

(6) any Investments received in compromise, settlement or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of TLLP or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure, perfection or enforcement by TLLP or any of its Restricted Subsidiaries with respect to any secured Investment in default, (b) claims or disputes owed to TLLP or any Restricted Subsidiary of TLLP that arose out of transactions in the ordinary course of business or (c) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of TLLP permitted under clauses (6) and (11) of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(8) Investments represented by Hedging Obligations permitted to be incurred in accordance with the provisions of the indenture;

(9) loans or advances to employees made in the ordinary course of business of TLLP or any Restricted Subsidiary of TLLP in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(10) repurchases of the notes;

(11) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(12) Permitted Business Investments;

(13) Investments pursuant to agreements and obligations of TLLP and any Restricted Subsidiary in effect on the Start Date and any renewals or replacements thereof on terms and conditions not materially less favorable to TLLP or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced; and

(14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $30.0 million and (b) 5.0% of TLLP’s Consolidated Net Tangible Assets;

provided, however, that with respect to any Investment, TLLP may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (14) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

(2) Liens in favor of TLLP or the Guarantors;

(3) Liens on property of a Person existing at the time (a) such Person is merged with or into or consolidated with TLLP or any Subsidiary of TLLP, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by TLLP or a Restricted Subsidiary; provided that such Liens were in existence prior to such merger, consolidation or other acquisition and do not extend to any assets other than those of the Person merged into or consolidated with TLLP or the Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property in the case of such other acquisition in the case of clause (b) or (c);

(4) Liens and deposits to secure the performance of statutory obligations, surety or appeal bonds, workers compensation obligations, unemployment insurance, reimbursement obligations owed to insurers, bids, performance bonds, leases, statutory obligations, other types of social security or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) or (12) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;

(6) Liens existing on the Start Date (other than Liens securing the Credit Facilities);

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, repairman’s, materialmen’s, mechanics’ and other like Liens, in each case, incurred in the ordinary course of business;

(9) defects, irregularities and deficiencies in title of any rights-of-way or other property, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions and other similar encumbrances as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially interfere with the ordinary conduct of the business of TLLP or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of TLLP or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

(10) inchoate Liens arising under the Employee Retirement Income Security Act of 1974, and any amendments thereto;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12) Liens on any property or asset acquired, constructed or improved by TLLP or any of its Restricted Subsidiaries, which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by TLLP or any Restricted Subsidiary of TLLP to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(14) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of TLLP or any of its Subsidiaries on deposit with or in possession of such bank;

(15) Liens to secure performance of Hedging Obligations of TLLP or any of its Restricted Subsidiaries;

(16) Liens on pipelines or pipeline facilities that arise by operation of law;

(17) Liens incurred in the ordinary course of business of TLLP or any Restricted Subsidiary of TLLP with respect to obligations that at any one time outstanding do not exceed the greater of (a) $30.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

(18) Liens resulting from the deposit of money or other Cash Equivalents or other evidence of Indebtedness in trust for the purpose of defeasing Indebtedness of TLLP or any of its Restricted Subsidiaries;

(19) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(20) Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with the indenture;

(21) any interest or title of a lessor under any lease entered into by TLLP or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(22) any Lien securing Indebtedness, neither assumed nor guaranteed by TLLP or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by TLLP for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (22) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by TLLP or any of its Subsidiaries;

(23) any obligations or duties affecting any of the property of TLLP or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(24) Liens upon specific items of inventory, accounts receivables or other goods and proceeds of TLLP or any Restricted Subsidiary securing such Person’s obligations in respect of banker’s acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds;

(25) any Liens securing industrial development, pollution control or similar bonds;

(26) Liens renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (25) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby; and

(27) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under the caption “—Certain Covenants—Restricted Payments.”

“Permitted Refinancing Indebtedness” means any Indebtedness of TLLP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of TLLP or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by TLLP or by a Restricted Subsidiary who is the obligor on or guarantor of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Owner” means, collectively (a) Tesoro Corporation, (b) each Person of which Tesoro Corporation is a direct or indirect Subsidiary and (c) each Person which is a direct or indirect Subsidiary of any Person described in clause (a) or (b) of this definition.

“Rating Agencies” means Moody’s and S&P. “Rating Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Reference Period” means, with respect to any date of determination, the four most recent fiscal quarters of TLLP for which internal financial statements are available.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Start Date.

“Special Interest” means any additional interest then owing pursuant to the registration rights agreement.

“Start Date” means the first date on which the existing registered notes were issued, authenticated and delivered under the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Start Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of TLLP (whether outstanding on the Start Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to the notes and any Indebtedness of a Guarantor (whether outstanding on the Start Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2016; provided, however, that if the period from the redemption date to October 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of TLLP (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted under clauses (3) and (4) of the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with TLLP or any Restricted Subsidiary of TLLP unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to TLLP or such Restricted Subsidiary than those that might be obtained, in light of the circumstances, at the time from Persons who are not Affiliates of TLLP;

(3) is a Person with respect to which neither TLLP nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of TLLP or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. Any designation of a Subsidiary of TLLP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TLLP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity,” TLLP will be in default of such covenant.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX

CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes (and the exchange of outstanding notes for exchange notes) by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes (or the exchange of outstanding notes for exchange notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including the exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which an Issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition, holding and disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring any notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to any such acquisition or holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after the date the registration statement in connection with the exchange notes becomes effective, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 90 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The combined consolidated financial statements of Tesoro Logistics LP appearing in Tesoro Logistics LP’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Tesoro Logistics LP’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such combined consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical combined statements of revenue and direct operating expenses of the Northwest Products System, a component of Chevron Pipeline Company, included as Exhibit 99.1 of Tesoro Logistics LP’s Current Report on Form 8-K dated June 17, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. We have historically filed annual, quarterly and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

TESORO LOGISTICS LP

TESORO LOGISTICS FINANCE CORP.

Offer to Exchange

$250,000,000 principal amount of its 5.875% Senior Notes due 2020, which have been registered under the Securities Act of 1933, for any and all of its outstanding 5.875% Senior Notes due 2020

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in those securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors

Tesoro Logistics LP

Tesoro Logistics LP is a limited partnership formed under the laws of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

In accordance with this provision, the Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP provides for indemnification, in most circumstances of, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events, of the following persons:

(1) its general partner;

(2) any departing general partner;

(3) any person who is or was an affiliate of the general partner of our general partner or any departing general partner;

(4) any person who is or was a manager, managing member, officer, director, employee, agent, fiduciary or trustee of any entity described in (1), (2) or (3) above; or

(5) any person designated by the general partner.

Any indemnification under these provisions will only be out of the assets of Tesoro Logistics LP. Unless it otherwise agrees in its sole discretion, its general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to it to enable it to effectuate, indemnification. Tesoro Logistics LP may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under its Limited Partnership Agreement.

Tesoro Logistics LP’s general partner maintains directors and officers liability insurance for the benefit of its directors and officers.

Tesoro Logistics Finance Corp.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. In accordance with these provisions, the Articles of Incorporation of Tesoro Logistics Finance Corp. provide that the it shall indemnify any director or officer to the fullest extent permitted by Delaware law.

The Bylaws of Tesoro Logistics Finance Corp. provide that to the fullest extent permitted by the DGCL, it shall indemnify any of its current or former directors or officers and may, at the discretion of its board of directors, indemnify any of its current or former employees or agents against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of Tesoro Logistics Finance Corp. or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with Tesoro Logistics Finance Corp. or by reason of the fact that he or she is or was serving, at the request of Tesoro Logistics Finance Corp., as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The officers and directors of Tesoro Logistics Finance Corp. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC and Tesoro SoCal Pipeline Company LLC

Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC and Tesoro SoCal Pipeline Company LLC (collectively, the “Guarantors”) are limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with this provision, the limited liability company agreements of the Guarantors state that to the fullest extent permitted by law, each Guarantor shall indemnify and hold harmless any of its respective officers, directors, stockholders, partners, members, employees, affiliates, representatives or agents (each, an “Indemnified Party”) from and against any and all claims and demands whatsoever arising out of or in any way relating to such Indemnified Party’s position with the applicable Guarantor or the performance of the Indemnified Party’s duties, except to the extent such claim or demand results from such Indemnified Party’s gross negligence or willful misconduct.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Tesoro Logistics LP (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed on January 4, 2011, File No. 333-171525).

3.2	Certificate of Formation of Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.3 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed on January 4, 2011, File No. 333-171525).

3.3	First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP dated April 26, 2011 (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on April 29, 2011, File No. 1-35143).

3.4	Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC dated April 25, 2011 (incorporated by reference herein to Exhibit 3.2 to Tesoro Logistic LP’s Current Report on Form 8-K filed on April 29, 2011, File No. 1-35143).

3.5	Joinder and Amendment Agreement of Tesoro Logistics GP, LLC, effective April 1, 2012, between Tesoro Corporation and Tesoro Refining and Marketing Company (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on April 3, 2012, File No. 1-35143).

3.6	Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, effective September 14, 2012, between Tesoro Corporation and Tesoro Refining and Marketing Company (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on September 17, 2012, File No. 1-35143).

3.7	Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of November 15, 2012, between Tesoro Corporation and Tesoro Refining and Marketing Company (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on November 15, 2012, File No. 1-35143).

3.8	Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of June 1, 2013, between Tesoro Corporation and Tesoro Refining & Marketing Company LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on June 3, 2013).

3.9	Amendment No. 5 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of December 6, 2013, between Tesoro Corporation and Tesoro Refining & Marketing Company LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 9, 2013).

3.10	Certificate of Incorporation of Tesoro Logistics Finance Corp. (incorporated by reference herein to Exhibit 3.9 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.11	Bylaws of Tesoro Logistics Finance Corp, (incorporated by reference herein to Exhibit 3.10 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.12	Certificate of Formation of Tesoro High Plains Pipeline Company LLC (incorporated by reference herein to Exhibit 3.11 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

Exhibit No.	Description

3.13	Limited Liability Company Agreement of Tesoro High Plains Pipeline Company LLC (incorporated by reference herein to Exhibit 3.12 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.14	Joinder and Amendment Agreement of Tesoro High Plains Pipeline Company LLC, effective April 26, 2011, among Tesoro High Plains Pipeline Company, Tesoro Corporation and Tesoro Logistics Operations LLC (incorporated by reference herein to Exhibit 3.13 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.15	Joinder and Amendment Agreement of Tesoro High Plains Pipeline Company LLC, effective January 4, 2013, among Tesoro High Plains Pipeline Company, Tesoro Logistics Operations LLC and Tesoro Logistics Pipelines LLC (incorporated by reference herein to Exhibit 3.14 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.16	Certificate of Formation of Tesoro Logistics Operations LLC (incorporated by reference herein to Exhibit 3.15 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.17	Limited Liability Company Agreement of Tesoro Logistics Operations LLC (incorporated by reference herein to Exhibit 3.16 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.18	Joinder and Amendment Agreement of Tesoro Logistics Operations LLC, effective April 26, 2011, among Tesoro Logistics Operations LLC, Tesoro Refining and Marketing Company and Tesoro Logistics LP (incorporated by reference herein to Exhibit 3.17 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.19	Certificate of Formation of Tesoro Logistics Pipelines LLC (incorporated by reference herein to Exhibit 3.18 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.20	Limited Liability Company Agreement of Tesoro Logistics Pipelines LLC (incorporated by reference herein to Exhibit 3.19 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.21	Certificate of Formation of Tesoro Logistics Northwest Pipeline LLC (incorporated by reference herein to Exhibit 3.20 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.22	Limited Liability Company Agreement of Tesoro Logistics Northwest Pipeline LLC (incorporated by reference herein to Exhibit 3.21 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.23*	Certificate of Formation of Tesoro SoCal Pipeline Company LLC.

3.24*	Limited Liability Company Agreement of Tesoro SoCal Pipeline Company LLC.

4.1	Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on September 17, 2012, File No. 1-35143).

4.2	First Supplemental Indenture, dated as of January 24, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.2 to Tesoro Logistics LP’s Annual Report on Form 10-K for the year ended December 31, 2012).

Exhibit No.	Description

4.3	Second Supplemental Indenture, dated as of December 9, 2013, among Tesoro SoCal Pipeline Company LLC, Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.2 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 12, 2013, File No. 1-35143).

4.4	Third Supplemental Indenture, dated as of December 17, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.2 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 17, 2013).

4.5	Form of 5.875% Senior Notes due 2020 (included in Exhibit 4.1).

4.6	Registration Rights Agreement, dated as of December 17, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers (incorporated by reference herein to Exhibit 4.3 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 17, 2013, File No. 1-35143).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

(b) Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ GREGORY J. GOFF
Gregory J. Goff

Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY J. GOFF Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 11, 2014

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	Director and President	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Director, Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014

/s/ CHARLES S. PARRISH Charles S. Parrish	Director, Vice President and General Counsel	April 11, 2014

/s/ RAYMOND J. BROMARK Raymond J. Bromark	Director	April 11, 2014

/s/ KEITH M. CASEY Keith M. Casey	Director	April 11, 2014

/s/ JAMES H. LAMANNA James H. Lamanna	Director	April 11, 2014

/s/ THOMAS C. O’CONNOR Thomas C. O’Connor	Director	April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO LOGISTICS FINANCE CORP.

By:	/s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Directors and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY J. GOFF Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 11, 2014

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	Director and President	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Director, Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO HIGH PLAINS PIPELINE COMPANY LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014

Member: Tesoro Logistics Pipelines LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO LOGISTICS NORTHWEST PIPELINE LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014
Member: Tesoro Logistics Pipelines LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO LOGISTICS OPERATIONS LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014
Member: Tesoro Logistics LP By: Tesoro Logistics GP, LLC, its general partner

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO LOGISTICS PIPELINES LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014

Member: Tesoro Logistics Operations LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio in the State of Texas, on April 11, 2014.

TESORO SOCAL PIPELINE COMPANY LLC

By:	/s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President (Principal Executive Officer)

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles S. Parrish and G. Scott Spendlove and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President (Principal Executive Officer)	April 11, 2014

/s/ G. SCOTT SPENDLOVE G. Scott Spendlove	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ ARLEN O. GLENEWINKEL, JR. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	April 11, 2014

Member: Tesoro Logistics Operations LLC

/s/ PHILLIP M. ANDERSON Phillip M. Anderson	President	April 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Tesoro Logistics LP (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed on January 4, 2011, File No. 333-171525).

3.2	Certificate of Formation of Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.3 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed on January 4, 2011, File No. 333-171525).

3.3	First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP dated April 26, 2011 (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on April 29, 2011, File No. 1-35143).

3.4	Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC dated April 25, 2011 (incorporated by reference herein to Exhibit 3.2 to Tesoro Logistic LP’s Current Report on Form 8-K filed on April 29, 2011, File No. 1-35143).

3.5	Joinder and Amendment Agreement of Tesoro Logistics GP, LLC, effective April 1, 2012, between Tesoro Corporation and Tesoro Refining and Marketing Company (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on April 3, 2012, File No. 1-35143).

3.6	Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, effective September 14, 2012, between Tesoro Corporation and Tesoro Refining and Marketing Company (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on September 17, 2012, File No. 1-35143).

3.7	Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of November 15, 2012, between Tesoro Corporation and Tesoro Refining and Marketing Company (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on November 15, 2012, File No. 1-35143).

3.8	Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of June 1, 2013, between Tesoro Corporation and Tesoro Refining & Marketing Company LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on June 3, 2013).

3.9	Amendment No. 5 to the Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of December 6, 2013, between Tesoro Corporation and Tesoro Refining & Marketing Company LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 9, 2013).

3.10	Certificate of Incorporation of Tesoro Logistics Finance Corp (incorporated by reference herein to Exhibit 3.9 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.11	Bylaws of Tesoro Logistics Finance Corp (incorporated by reference herein to Exhibit 3.10 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.12	Certificate of Formation of Tesoro High Plains Pipeline Company LLC (incorporated by reference herein to Exhibit 3.11 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.13	Limited Liability Company Agreement of Tesoro High Plains Pipeline Company LLC (incorporated by reference herein to Exhibit 3.12 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

Exhibit No.	Description

3.14	Joinder and Amendment Agreement of Tesoro High Plains Pipeline Company LLC, effective April 26, 2011, among Tesoro High Plains Pipeline Company, Tesoro Corporation and Tesoro Logistics Operations LLC (incorporated by reference herein to Exhibit 3.13 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.15	Joinder and Amendment Agreement of Tesoro High Plains Pipeline Company LLC, effective January 4, 2013, among Tesoro High Plains Pipeline Company, Tesoro Logistics Operations LLC and Tesoro Logistics Pipelines LLC (incorporated by reference herein to Exhibit 3.14 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.16	Certificate of Formation of Tesoro Logistics Operations LLC (incorporated by reference herein to Exhibit 3.15 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.17	Limited Liability Company Agreement of Tesoro Logistics Operations LLC (incorporated by reference herein to Exhibit 3.16 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.18	Joinder and Amendment Agreement of Tesoro Logistics Operations LLC, effective April 26, 2011, among Tesoro Logistics Operations LLC, Tesoro Refining and Marketing Company and Tesoro Logistics LP (incorporated by reference herein to Exhibit 3.17 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.19	Certificate of Formation of Tesoro Logistics Pipelines LLC (incorporated by reference herein to Exhibit 3.18 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.20	Limited Liability Company Agreement of Tesoro Logistics Pipelines LLC (incorporated by reference herein to Exhibit 3.19 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.21	Certificate of Formation of Tesoro Logistics Northwest Pipeline LLC (incorporated by reference herein to Exhibit 3.20 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.22	Limited Liability Company Agreement of Tesoro Logistics Northwest Pipeline LLC (incorporated by reference herein to Exhibit 3.21 to Tesoro Logistics LP’s Registration Statement on Form S-4 filed on August 8, 2013).

3.23*	Certificate of Formation of Tesoro SoCal Pipeline Company LLC.

3.24*	Limited Liability Company Agreement of Tesoro SoCal Pipeline Company LLC.

4.1	Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on September 17, 2012, File No. 1-35143).

4.2	First Supplemental Indenture, dated as of January 24, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.2 to Tesoro Logistics LP’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.3	Second Supplemental Indenture, dated as of December 9, 2013, among Tesoro SoCal Pipeline Company LLC, Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.2 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 12, 2013, File No. 1-35143).

4.4	Third Supplemental Indenture, dated as of December 17, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.2 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 17, 2013).

Exhibit No.	Description

4.5	Form of 5.875% Senior Notes due 2020 (included in Exhibit 4.1).

4.6	Registration Rights Agreement, dated as of December 17, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers (incorporated by reference herein to Exhibit 4.3 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 17, 2013, File No. 1-35143).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.